Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the A. O. Smith Corporation Combined Executive Incentive Compensation Plan and in the related prospectus of our report dated January 16, 2002, with respect to the consolidated financial statements and schedule of A.
O. Smith Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

Milwaukee, Wisconsin
July 11, 2002